                                  EXHIBIT NO. 1
                                  -------------

                    Proposed Form of Underwriting Agreement

                             UNDERWRITING AGREEMENT





                                                            ___________ __, 199_


The Progressive Corporation
6300 Wilson Mills Road
Mayfield Village, Ohio  44143

Ladies and Gentlemen:

    ___________________ as underwriter (hereinafter referred to as the "Manager" or the "Underwriter") understands that The Progressive Corporation, an Ohio corporation (the "Company"), proposes to issue and sell $___________ aggregate principal amount of its [Interest Rate]% [Type of Debt Security] due [Maturity Date] (the "Offered Securities").

    Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriter agrees to purchase a total of $___________ principal amount of the Offered Securities at a purchase price equal to ______% of the principal amount of the Offered Securities plus accrued interest on the Offered Securities from __________ __, ____ to the date of payment and delivery. The Offered Securities will be offered to the public at ______% of the principal amount, the underwriting discount will be ____%, the selling concession to dealers will be ___% and the reallowance concession will be ___%.

    The Underwriter will pay for such Offered Securities upon delivery thereof at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M. (New York time) on _______ __, ____, or at such other time, not later than _______ __, ____, as shall be designated by the Underwriter with the consent of the Company, which consent shall not unreasonably be withheld. Payment for the Offered Securities shall be made in U.S. dollars in immediately available funds.

    The Offered Securities shall have the following terms:

    Maturity:                                      _______ __, ____
    Interest Rate:                                 _____
    Interest Payment Date:                         __________ and __________
    Redemption Provisions,
      if any:
    Trustee:                                       State Street Bank and
                                                   Trust Company

    Except as otherwise set forth herein, all the provisions contained in the document entitled "The Progressive Corporation Underwriting Agreement Standard Provisions (Debt)" dated March 1998, a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

    Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us and, in addition, have an authorized officer send us no later than 11:00 A.M. [business day following date] by wire, telex or other written means, the following message:

    "We have entered into the Underwriting Agreement dated _______, ____ relating to the Offered Securities referred to therein by signing a copy of the Underwriting Agreement and returning the same or depositing the same in the mail to you."

                                        Very truly yours,


                                               [Name of Manager]


                                               By__________________________
                                                 Title:


Accepted:

THE PROGRESSIVE CORPORATION


By_________________________
  Title:

                         THE PROGRESSIVE CORPORATION





                           UNDERWRITING AGREEMENT
                         STANDARD PROVISIONS (DEBT)





March 1998

From time to time, The Progressive Corporation, an Ohio corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is sometimes herein referred to as "this Agreement." Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                                       I.

             The Company proposes to issue from time to time debt securities to be issued pursuant to the provisions of one or more Indentures, including any amendments or supplements thereto (individually, an "Indenture") between the Company and a trustee named therein. Such debt securities will have varying designations, maturities, rates and times of payment of interest, selling prices, redemption terms and other terms. Any such debt securities are herein sometimes referred to as the "Securities."

             The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement including one or more prospectuses relating to the Securities and has filed with, or mailed for filing to, the Commission, pursuant to Rule 424 under the Securities Act of 1933, as amended, a prospectus supplement or supplements specifically relating to the Securities to be sold ("Offered Securities"). The term "Registration Statement" means the registration statement as amended to the date of the Underwriting Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus, together with the prospectus supplement (other than a preliminary prospectus supplement) specifically relating to the Offered Securities as filed with, or mailed for filing to, the Commission pursuant to Rule 424. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Basic Prospectus. As used herein, the terms "Registration Statement," "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the material, if any, incorporated by reference therein.

             The term "Underwriters' Securities" means the Offered Securities to be purchased by the Underwriters herein. The term "Contract Securities" means the Offered

Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.

                                      II.

             If the Prospectus provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto ("Delayed Delivery Contracts") but with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Prospectus. On the Closing Date (as hereinafter defined), the Company will pay the Manager as compensation, for the accounts of the Underwriters, the fee set forth in the Underwriting Agreement in respect of the Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

             If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the Offered Securities comprising the Contract Securities shall be deducted from the Offered Securities comprising the Underwriters' Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Securities to be purchased by each Underwriter shall be reduced pro rata in the same proportion as the principal amount of Offered Securities set forth opposite such Underwriter's name in the Underwriting Agreement bears to the total principal amount of all Offered Securities in the Underwriting agreement, except to the extent that the Manager determines that such reduction shall be otherwise and so advises the Company.

                                      III.

             The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.

                                      IV.

             Payment for the Underwriters' Securities shall be made by payment in full of the requisite amount of funds determined in the Underwriting Agreement and in accordance with the procedures set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Underwriters' Securities are herein referred to as the "Closing Date."

                                       V.

             The several obligations of the Underwriters hereunder are subject to the following conditions:

    (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus; and the Manager shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to the proceedings pending or threatened.

    (b) The Manager shall have received on the Closing Date an opinion of Baker & Hostetler LLP, counsel for the Company, dated the Closing Date, as to the matters set forth in Schedule II attached hereto. In giving their opinion required by this Section V(b), Baker & Hostetler LLP may rely as to all matters of New York law on the opinion of counsel for the Underwriters.

    (c) The Manager shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Manager.

    (d) The Manager shall have received on the date of the Underwriting Agreement a letter dated such date, and also on the Closing Date a letter dated the Closing Date, in form and substance satisfactory to the Manager, from Coopers &

Lybrand L.L.P., independent public accounts, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

                                      VI.

             In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

             (a) To furnish the Manager, without charge, a copy of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, and documents incorporated by reference therein and any supplements and amendments thereto as the Manager may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement with respect to the Registration Statement, Prospectus or preliminary prospectus shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Securities Exchange Act of 1934, as amended, which are deemed to be incorporated by reference in the Prospectus.

             (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish the Manager a copy of each such proposed amendment or supplement.

             (c) If, during such period after the commencement of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered with respect thereto, any event shall occur as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith at its own expense, to amend or to supplement the Prospectus and to furnish such amendment or supplement to the Underwriters, so as to correct such statement or omission or effect such compliance.

             (d) To qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Manager may reasonably designate; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

             (e) To make generally available to the Company's security holders as soon as practicable an earnings statement covering a 12-month period beginning after the date of the Underwriting Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act of 1933, as amended, and Rule 158 and other applicable rules and regulations of the Commission thereunder.

                                      VII.

             The Company represents and warrants to each Underwriter that (i) each document filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act of 1933, as amended, relating to the Securities, when such part became effective, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading, (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act of 1933, as amended, complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act of 1933, as amended, and the applicable rules and regulations thereunder and (v) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the above representations and warranties do not apply to statements or omissions in the Registration Statement, any preliminary prospectus or the Prospectus based upon information furnished to the Company in writing by any Underwriter expressly for use therein. In addition to the representations and warranties set forth in this Article VII, the Company also makes the representations and warranties set forth in Schedule III attached hereto.

             The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (if used within the period set forth in paragraph (c) of Article VI hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for use therein; provided, however, that the foregoing indemnity with respect to preliminary prospectuses or Prospectuses shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities if such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus is eliminated or remedied in the Prospectus or the Prospectus as amended or supplemented (copies of which were delivered to such Underwriter) and a copy of the Prospectus or the Propsectus as amended or supplemented (excluding documents incorporated by reference) has not been furnished to such person at or prior to the written confirmation of the sale of such Offered Securities to such person.

             Each underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the

Company to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information furnished by such Underwriter in writing expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus.

             If any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Manager in the case of parties indemnified pursuant to the immediately preceding paragraph and by the Company in the case of parties indemnified pursuant to the second preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent of if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

             If the indemnification provided for in this Article VII is unavailable to an indemnified party under the second or third paragraphs hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

             The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation or by any method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of such fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Article VII are several, in proportion to the respective principal amounts of Offered Securities purchased by each of such Underwriter, and not joint.

             The indemnity and contribution agreements contained in this
Article VII and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company, and (iii) acceptance of and payment for any of the Offered Securities.

                                     VIII.

             This Agreement shall be subject to termination in the absolute discretion of the Manager, by notice given to the Company, if prior to the Closing Date (i) any change in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectuses, which is material and adverse; (ii) any downgrading in, or notice of any proposal to downgrade, the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act of 1933, as amended) or any public announcement that any such organization has under surveillance or review the rating of the Company's debt securities with negative implications or without indicating the direction of possible change; (iii) any suspension or limitation of trading in securities generally on or by the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., or any setting of minimum prices for trading on such exchange; (iv) any suspension of trading of any securities of the Company on any exchange; (v) any banking moratorium declared by Federal or New York authorities; or (vi) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event set forth in
(i) through (vi), in the judgment of the Manager, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated by the Prospectus.


                                      IX.

             If any one or more of the Underwriters shall fail or refuse to purchase Offered Securities which it or they have agreed to purchase hereunder, and the aggregate principal amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Offered Securities, the other Underwriters shall be obligated severally in the proportions which the aggregate principal amounts of Offered Securities set forth opposite their names in the Underwriting Agreement bear to the aggregate principal amount of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Underwriters' Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided that in no event shall the principal amount of Offered Securities which any Underwriter has agreed to purchase pursuant to the Underwriting Agreement be increased pursuant to this paragraph by an amount in excess of one-ninth of such principal amount of Offered Securities, without the written consent of such Underwriter. In any such case either the Manager or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate principal amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Offered Securities and arrangements satisfactory to the Manager and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or of the Company. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

             If this Agreement shall be terminated by the Underwriters or any of them because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

             This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

             This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                                      SCHEDULE I

                           DELAYED DELIVERY CONTRACT


                                                                           , 19

The Progressive Corporation
6300 Wilson Mills Road
Mayfield Village, Ohio 44143

Dear Sirs:

             The undersigned hereby agrees to purchase from The Progressive Corporation, an Ohio corporation (the "Company"), and the Company agrees to
sell to the undersigned $             principal amount of the Company's __%
Notes due _____________, ____ (the "Offered Securities"), offered by the
Company's Prospectus dated   , 19__ and Prospectus Supplement dated   , 19__,
receipt of copies of which is hereby acknowledged, at a purchase price of    %
of the principal amount of such Offered Securities plus accrued interest from
       , 19__ to the delivery date or dates thereof [and] [amortization of the
original issue discount from        ,19__ to the delivery date or dates
thereof] and on the further terms and conditions set forth in this contract.

             The undersigned does not contemplate selling Offered Securities prior to making payment therefor.

             The undersigned will purchase from the Company the principal amounts of Offered Securities on the delivery dates set forth below:

                                               [Plus Accrued Interest From:
Delivery                                           [and][Amortization of
Date                 Principal Amount          Original Issue Discount From:]
----                 ----------------          ------------------------------
________             ___________________       ______________________________
________             ___________________       ______________________________
________             ___________________       ______________________________


             Each such date on which Offered Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date."

             Payment for the Offered Securities which the undersigned has agreed to purchase on each Delivery Date shall be made in U.S. dollars or the equivalent thereof in a foreign denominated coin or currency or units based on or relating to currencies (including European Currency Units (ECU)) [by certified or official bank check or checks payable to the Company or by bank wire transfer] [by bank wire transfer] in immediately available funds at the office of New York, N.Y., at _____ A.M. (New York time) on the Delivery Date, upon delivery to the undersigned of the Offered Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communicated addressed to the Company not less than five full business days prior to the Delivery Date. The obligation of the undersigned to take delivery of and make payment for the Offered Securities on the Delivery Date shall be subject to the conditions that
(1) the purchase of Offered Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above, of such part of the Offered Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

             Failure to take delivery of and make payment for Offered Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

             This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

             If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at is address set forth below. This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

            This contract shall be governed by and construed in accordance with the laws of the State of New York.

                                      Yours very truly,

                                      ____________________________
                                               (Purchaser)



                                      By:_________________________



                                      ____________________________
                                               (Title)

                                      ____________________________


                                      ____________________________
                                               (Address)

Accepted:

THE PROGRESSIVE CORPORATION

By:_______________________
   Title:

                 PURCHASER--PLEASE COMPLETE AT TIME OF SIGNING

             The name, telephone number and department of the representatives of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print)

                     Telephone No.
                     (Including
Name                 Area Codes)               Department
----                 -----------               ----------

________________     __________________        ___________________

________________     __________________        ___________________

________________     __________________        ___________________

________________     __________________        ___________________

________________     __________________        ___________________

                                  SCHEDULE II
                                  -----------

(i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, with all requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(ii) the Indenture has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Trustee, is a valid and binding agreement of the Company and has been duly qualified under the Trust Indenture Act of 1939, as amended;

(iii) the Debt Securities have been duly authorized and executed by the Company and, assuming due authentication of the Debt Securities by the Trustee in accordance with the terms of the Indenture, upon delivery to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company;

(iv) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(v) the issuance and sale of the Debt Securities as provided in the Underwriting Agreement, the execution and delivery of the Underwriting Agreement, the consummation of the transactions contemplated thereby and compliance with the terms and provisions thereof will not conflict with or result in a breach of any of the terms or provisions of the Amended Articles of Incorporation or the Code of Regulations or of any material agreement or instrument known to us to which the Company is a party or by which the Company is bound and will not constitute a default thereunder or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company under any such agreement or instrument;

(vi) no consent, approval, authorization or other order of or filing with any regulatory authority or other governmental body in the United States of America is required for execution and delivery of the Underwriting Agreement by the Company, except such as have been obtained and made under the Securities Act of 1933, as amended (the "Act"), the Trust Indenture Act of 1939 and the General Corporation Law of Ohio (except for consents, approvals, authorizations, orders or filings under any securities or "blue sky" laws or any insurance laws of any state, as to which we do not express an opinion); and

(vii) (A) the Registration Statement has become effective under the Act, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act, (B) the Registration Statement and the Prospectus, as of their respective effective or issue dates (except for financial statements and financial data and related schedules and notes, as to which we do not express an opinion), appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and (C) the descriptions in the Registration Statement and the Prospectus, as of their respective effective or issue dates, of statues, legal and governmental proceedings and contracts and other documents, insofar as such descriptions constitute a summary of such statutes, legal and governmental proceedings and contracts and other documents, fairly presented in all material respects the information required to be stated under the Act, the Securities Exchange Act of 1934, as amended, and the respective rules and regulations of the Commission thereunder, and we do not know of any legal or governmental proceedings pending or threatened to which the Company is a party or to which any property of the Company is subject which are required to be described in the Prospectus, as of its issue date, which were not described as required, or of any contracts or other documents of a character required to be described in the Registration Statement or the Prospectus, as of their respective effective or issue dates, or to be filed as exhibits to the Registration Statement, as of its effective date, which were not described and filed as required (the opinion expressed in this subparagraph being based solely on our review of the Registration Statement and the Prospectus and discussion of the same with certain officers of the Company, but without independent check or verification, except as specified).

                                  SCHEDULE III


    (i) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

    (ii) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

    (iii) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so incorporated or qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

    (iv) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

    (v) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, assuming the due authorization, execution and delivery by






                                     III-1
             the Trustee, enforceable in accordance with its terms except as
             (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

    (vi) The Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, assuming the due authorization, execution and delivery by the other party, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

    (vii) The Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, in the case of the Underwriters' Securities, or by institutional investors in accordance with the terms of the Delayed Delivery Contracts, if any, in the case of the Contract Securities, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.






                                     III-2

    (viii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Offered Securities, and the Delayed Delivery Contracts, if any, will not contravene in any material respect any provision of applicable law or the Articles of Incorporation or Code of Regulations of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary that is material to the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Offered Securities or the Delayed Delivery Contracts, except such as may be required by the securities or Blue Sky laws or any insurance laws of the various states in connection with the offer and sale of the Offered Securities.

    (ix) There has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

    (x) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.






                                     III-3

    (xi) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

    (xii) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

    (xiii) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

    (xiv) The ratios and other financial and statistical data contained in the Registration Statement and the Prospectus have been prepared in conformity in all material respects with the requirements of the insurance laws, rules and regulations of any jurisdiction to which the Company's subsidiaries are subject or generally accepted accounting principles, as applicable, and present fairly the information purported to be shown.

    (xv) The reserves reflected in the Company's most recent quarterly or annual report filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, for payment of all outstanding benefits, losses, claims and






                                     III-4
             expenses under insurance policies and programs issued or provided by the Company's subsidiaries are adequate, based on generally accepted actuarial techniques applied on a consistent basis, to cover in all material respects the total amount of all outstanding liabilities incurred as of the date of such report under all such insurance policies and programs under which such subsidiaries may have any liability as of such date.






                                     III-5